                                                                  EXHIBIT (C)(3)



                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 30, 1997, by and among Eaton Corporation, an Ohio corporation ("Parent"), ETN Acquisition Corp., a Delaware corporation and a subsidiary of Parent (the "Purchaser"), and Fusion Systems Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Company has declared a dividend of Contingent Payment Rights (the "Contingent Rights") to holders of the Company's common stock, par value $.01 per share (the "Common Shares"), having the terms set forth in Exhibit A which will be issued pursuant to a Contingent Payment Rights Agreement (the "Contingent Payment Rights Agreement") between the Company and BankBoston, N.A., as trustee or such other mutually acceptable trustee (the "Trustee");

                  WHEREAS, pursuant to this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding Common Shares (including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 8, 1994, as amended as of April 19, 1995 and June 30, 1997, between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"), which Rights together with the Common Shares are hereinafter referred to as the "Shares"), at a price per Share of $39.00 net to the seller in cash (the "Offer Price"), it being understood that the Offer is not being made with respect to the Contingent Rights;

                  WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the conditions set forth herein, (i) approved the Offer and (ii) adopted this Agreement and is recommending that the Company's stockholders accept the Offer, tender their Shares to the Purchaser and approve this Agreement;

                  WHEREAS, the respective Boards of Directors of the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Common Shares not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive $39.00 in cash; and

                  WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:


                                   ARTICLE I.

                                    THE OFFER

                  SECTION 1.01 The Offer.

                           (a) Provided that this Agreement shall not have been
terminated in accordance with Article VIII hereof and none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred, as promptly as practicable but in no event later than the fifth business day from the date of this Agreement, Parent shall cause the Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")) an offer to purchase all outstanding Shares at the Offer Price, shall, after affording the Company a reasonable opportunity to review and comment thereon, file all necessary documents with the Securities and Exchange Commission (the "SEC") in connection with the Offer (the "Offer Documents") and shall use reasonable efforts to consummate the Offer, subject to the terms and conditions thereof. The obligation of the Purchaser to accept for payment or pay for any Shares tendered pursuant thereto will be subject only to the satisfaction of the conditions set forth in Annex I hereto.

                           (b) Without the prior written consent of the Company,
the Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Common Shares. The Offer shall remain open until the date that is 20 business days (as such term is defined in Rule 14d-1(c)(6) under the Exchange Act) after the commencement of the Offer (the "Expiration Date"), unless the Purchaser shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the two succeeding sentences or as may be required by applicable law, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire. If at any Expiration Date, any of the Tender Offer Conditions are not satisfied or waived by the Purchaser, the Purchaser may extend the Offer from time to time. Subject to the terms of the Offer and this Agreement and the satisfaction of all the Tender Offer Conditions as of any Expiration Date, the Purchaser will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer; provided that, if all of the Tender Offer Conditions are satisfied and more than 75% but less than 90% of the outstanding Common Shares on a fully diluted basis (excluding Options (as defined herein) which are not exercisable for 30 days) have been validly tendered and not withdrawn in the Offer, the Purchaser shall have the right, in its sole discretion, to extend the Offer from time to time for up to a maximum of five additional business days in the aggregate for all such extensions provided the Purchaser agrees to waive the conditions set forth in paragraphs (b), (c), (f) and (h) of Annex I. Without the prior written consent of the Company, the Purchaser shall not accept for payment or pay for any Shares in the Offer if, as a result, Purchaser would acquire less than the number of Shares necessary to satisfy the Minimum Condition (as defined in Annex I hereto).

                           (c) Parent and the Purchaser represent that the Offer
Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

                  SECTION 1.02 Company Actions.

                           (a) The Company shall, after affording Parent a
reasonable opportunity to review and comment thereon, file with the SEC and mail to the holders of Common Shares, as promptly as practicable on the date of the filing by Parent and the Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Shares tender their Shares pursuant to the Offer and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Company Board, at a meeting duly called and held, has (i) determined by unanimous vote of its directors that each of the transactions contemplated hereby, including each of the Offer and the Merger and the distribution of the Contingent Rights, is fair to and in the best interests of the Company and its stockholders, (ii) approved the distribution of the Contingent Rights, (iii) approved the Offer and adopted this Agreement in accordance with the GCL, (iv) recommended acceptance of the Offer and approval of this Agreement by the Company's stockholders (if such approval is required by applicable law), and (v) taken all other action necessary to render Section 203 of the GCL and the Rights inapplicable to the Offer and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the Company Board's fiduciary obligations under applicable law. The Company further represents that, prior to the execution hereof, Salomon Brothers Inc ("Salomon Brothers"), has delivered to the Company Board its written opinion that, as of June 29, 1997, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Offer, the Merger and the Contingent Rights is fair to the Company's stockholders from a financial point of view. The Company hereby con-sents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.02(a).

                           (b) The Company represents that the Schedule 14D-9
will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities law.

                           (c) In connection with the Offer, the Company will
promptly furnish the Purchaser with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Common Shares as of the most recent practicable date and shall furnish the Purchaser with such additional available information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, the Purchaser and their affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, should the Offer terminate or if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

                  SECTION 1.03  Directors.

                           (a) Subject to compliance with applicable law,
promptly upon the payment by the Purchaser for Shares pursuant to the Offer representing at least such number of Shares as shall satisfy the Minimum Condition, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that prior to the Effective Time (as defined in Section 2.02), the Company Board shall always have at least two members who are neither officers, directors or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

                           (b) The Company's obligations to appoint Parent's
designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this
Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent will supply any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

                           (c) Following the election or appointment of Parent's
designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider) if such amendment, termination, extension or waiver would be reasonably likely to have an adverse effect on the minority stockholders of the Company.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

                  SECTION 2.02 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Sections 7.01(a) and 7.01(b), but subject to Sections 7.01(c) and 7.01(d), the Company shall execute, in the manner required by the GCL, and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "Effective Time."

                  SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.04 Certificate of Incorporation and ByLaws of the Surviving Corporation.

                           (a) The Certificate of Incorporation of the Company,
as in effect immediately prior to the Effective

Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

                           (b) The By-Laws of the Purchaser in effect at the
Effective Time shall be the By-Laws of the Surviving Corporation until amended, subject to the provisions of Section 6.06 of this Agreement, in accordance with the provisions thereof and applicable law.

                  SECTION 2.05 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                  SECTION 2.06 Officers. The individuals specified by Parent prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                  SECTION 2.07 Conversion of Common Shares; Effect on Contingent Rights. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and (ii) Dissenting Shares (as defined in Section 3.01)), shall be cancelled and retired and shall be converted into the right to receive $39 in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

                           (b) The Contingent Rights shall not be changed or
affected by the Merger and shall remain outstanding after the Effective Time in accordance with their terms.

                  SECTION 2.08 Conversion of Purchaser Common Stock. The Purchaser has outstanding 10 shares of common stock, par value $.01 per share, all of which are entitled to vote with respect to approval of this Agreement. At the Effective Time, each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  SECTION 2.09. Options; Stock Plans. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options (the "Options") heretofore granted under any stock option or similar plan of the Company (the "Stock Plans"), without any payment therefor except as otherwise provided in this Section 2.09. Immediately prior to the Effective Time, the Company shall accelerate the vesting of all Options which are listed on Section 2.09 of the Company Disclosure Schedule and each then vested Option shall no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to (i) a payment in cash by the Company (subject to any applicable withholding taxes), at the Effective Time, equal to the product of (x) the total number of Common Shares subject to such vested Option and (y) the excess of the Merger Price over the exercise price per Common Share subject to such vested Option, and (ii) a payment in cash by the Surviving Corporation (subject to any applicable withholding taxes) at the earlier of March 31, 1999 or the redemption date of the Contingent Rights equal to the product of (x) the total number of Common Shares subject to such cancelled vested Option and (y) the Redemption Price or the Contingent Payment (as such terms are defined in the Contingent Payment Rights Agreement), as the case may be, if any (the amounts payable under clauses (i) and (ii) being referred to as the "Cash Payments"). The Company Board has taken all necessary action to terminate the 1994 Employee Stock Purchase Plan effective prior to the beginning of the payment period which would have commenced on July 1, 1997, and no Options have been or will be issued under such Stock Plan with respect to any payment period beginning on or after July 1, 1997. All other Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will take all reasonable steps to ensure that none of Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof other than, to the extent provided herein, with respect to the Contingent Rights. The Company will use its reasonable best efforts to obtain all necessary consents to ensure that after the Effective Time, holders of Options will have no rights other than the rights of the holders of vested Options to receive the Cash Payment in cancellation and settlement thereof.

                  SECTION 2.10 Stockholders' Meeting.

                           (a) If required by applicable law in order to
consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                                    (i) duly call, give notice of, convene and
         hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                                    (ii) prepare and file with the SEC a
         preliminary proxy statement relating to this Agreement, and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                                    (iii) subject to the fiduciary obligations
         of the Company Board under applicable law as provided in Section 1.02(a), include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of this Agreement.

                           (b) Parent agrees that it will vote, or cause to be
voted, all of the Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Plan of Merger and of this Agreement.

                  SECTION 2.11 Merger Without Meeting of Stockholders. Notwithstanding Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding Common Shares pursuant to the

Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                   ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

                  SECTION 3.01. Dissenting Shares. Notwithstanding Section 2.07, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Common Shares in accordance with the GCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 3.02. Payment for Common Shares.

                           (a) From and after the Effective Time, such bank or
trust company as shall be mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.07. Promptly following the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.07.

                           (b) Promptly after the Effective Time, Parent shall
cause the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Common Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                           (c) Promptly following the date which is 180 days
after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Common Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon.

                           (d) After the Effective Time, there shall be no
transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article III.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser as follows:

                  SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Significant Subsidiaries (as defined herein) is a corporation duly organized, validly existing and, with respect to the Company's Significant Subsidiaries that are incorporated or organized in a jurisdiction in the United States of America, in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and, with respect to the Company and the Company's Significant Subsidiaries that are incorporated or organized in a jurisdiction in the United States of America, is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company or any of its subsidiaries that would reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the certificate of incorporation and the by-laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its Significant Subsidiaries and has made available a complete and correct copy of the Rights Agreement as amended to the date hereof. A "Significant Subsidiary" of any person means the subsidiaries identified on Section 4.02 of the Company Disclosure Schedule as a

"Significant Subsidiary" and any subsidiary or person that constitutes a significant subsidiary of such person within the meaning of Rule 1-02(v) of Regulation S-X.

                  SECTION 4.02 Capitalization; Subsidiaries. The authorized capital stock of the Company consists of 40,000,000 Common Shares and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 100,000 shares are designated Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Stock"). As of the close of business on June 27, 1997, 7,492,935 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and 438,920 Common Shares were held in treasury. The Company has no shares of Preferred Stock issued and outstanding. The Company has no shares reserved for issuance, except that, as of June 27, 1997, there were 865,392 Common Shares reserved for issuance pursuant to outstanding Options and rights granted under the Stock Plans and 100,000 shares of Series A Junior Participating Preferred Stock reserved for issuance upon exercise of the Rights. Section 4.02 of the disclosure schedule delivered to Parent by the Company prior to the date hereof (the "Company Disclosure Schedule") sets forth the holders of all outstanding Options and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders. Since January 1, 1997, the Company has not issued any shares of capital stock except pursuant to the exercise of Options outstanding as of such date; provided, however, that not more than 10,000 Common Shares are reserved for issuance as of June 30, 1997 pursuant to the exercise of options (the "Purchase Plan Options") granted prior to the date of this Agreement pursuant to the Company's 1994 Employee Stock Purchase Plan. All the outstanding Common Shares are, and all Common Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth in this Section 4.02, and except for the Contingent Rights and the Rights, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or

Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement or the Rights Agreement and except for the Company's obligations in respect of the Options under the Stock Plans, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in
Section 4.02 of the Company Disclosure Schedule, such shares of the Company's Significant Subsidiaries are owned by the Company or by a subsidiary of the Company in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"). Set forth in Section 4.02 of the Company Disclosure
Schedule is a complete and correct list of each subsidiary (direct or indirect) of the Company and indicates whether such subsidiary is a Significant Subsidiary. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

                  SECTION 4.03 Authority Relative to this Agreement and Related Matters. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, except for any required approval by the Company's stockholders in connection with consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the affirmative vote of the holders of a majority of the then outstanding Common Shares entitled to vote thereon, to the extent required by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  SECTION 4.04  No Conflict; Required Filings and
Consents.

                           (a) Assuming (i) the filings required under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made and (iv) approval of this agreement by the holders of a majority of the Common Shares, if required by the GCL, is received, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of its Significant Subsidiaries, (ii) except as disclosed on Section 4.04(a) of the Company Disclosure Schedule, result in a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Employee Benefit Arrangements (as hereinafter defined) or any grant or award made under any of the foregoing, (iii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iv) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the properties or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (ii), (iii) or this clause (iv) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, other than, in the case of clause (iii) or (iv) above, any such Violations that, individually or in the aggregate, would not (A) reasonably be expected to have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of any transactions contemplated by this Agreement.

                           (b) None of the execution and delivery of this
Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the certificate of merger pursuant to the GCL, (iii) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws, and (iv) such filings, authorizations, orders and approvals (which to the Company's knowledge are set forth on Section 4.04(b) of the Company Disclosure Schedule) as (A) may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (B) as to which failure to obtain or make would not (x) reasonably be expected to have a Material Adverse Effect on the Company or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  SECTION 4.05 SEC Reports and Financial Statements.

                           (a) The Company has filed with the SEC all forms,
reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC since January 1, 1994 (as they have been amended since the time of their filing, and including any documents filed as exhibits thereto, collectively, the "SEC Reports") and has heretofore made available to Parent complete and correct copies of all such forms, reports, schedules, registration statements, and proxy statements. As of their respective dates, the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (b) The consolidated balance sheets as of December
31, 1996 and 1995 and the consolidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K, as amended prior to the date hereof, for the fiscal year ended December 31, 1996 present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein and were prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, including the related notes.

                           (c) Except as reflected, reserved against or
otherwise disclosed in the financial statements of the Company included in the SEC Reports filed prior to the date of this Agreement or as set forth in Section 4.05(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries have any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996 which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                           (d) The Company has heretofore furnished to Parent a
complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

                           (e) As of May 23, 1997, the Company had on hand cash
and cash equivalents (collectively, "Cash") of at least $110,440,000 and Net Working Capital of at least $129,901,000. For purposes of this Agreement, "Net Working Capital" shall mean, as of any date of determination, the remainder of
(1) Total Current Assets less (2) Total Current Liabilities, in each case as of such date, calculated in the same manner, using the same methods, as the line items on the

Company's balance sheet as reported in the Company's Form 10-K, as amended prior to the date hereof, for the fiscal year ended December 31, 1996 (the "Balance Sheet").

                  SECTION 4.06 Environmental Matters.

                  (a) The business and operations of the Company and its subsidiaries comply in all material respects with all applicable Environmental Laws. The Company and its subsidiaries have obtained all material Governmental Permits relating to Environmental Laws necessary for the operation of their businesses; all such material Governmental Permits are set forth on Schedule
4.06 and are in full force and effect and the Company and its subsidiaries are in compliance in all material respects with all terms and conditions of such permits. To the best knowledge of the Company, neither the Company nor its subsidiaries is subject to, and no facts exist that would form the basis for, any investigation by, order from or claim by any person (including without limitation any Governmental Entity or prior owner or operator of any of the Company Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim arising from the Release or threatened Release of a Contaminant into the environment. Neither the Company nor any of its subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law.

                  (b) Neither the Company nor any of its subsidiaries has (i) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent; (ii) filed a notice pursuant to Section 103(c) of CERCLA; or (iii) filed any notice under any applicable Environmental Law reporting a violation of any applicable Environmental Law. There is not now with respect to the operations of the Company or any of its subsidiaries, nor to the best knowledge of the Company has there ever been, on or in any Company
Property: (A) any Release, (B) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under RCRA or any state equivalent, or (C) any underground storage tank or surface impoundment or landfill or waste pile, except for such events which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) There is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in the Company's operations in pigments, hydraulic oils, electrical transformers or other equipment.

                  (d) To the best knowledge of the Company, any asbestos-containing material or presumed asbestos-containing material which is on or part of any Company Property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law. None of the products manufactured, distributed or sold by the Company or any of its subsidiaries contained asbestos or asbestos-containing material.

                  (e) For purposes of this Section:

                                    (i) "Company Property" means any real or
         personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset now or, to the Company's knowledge, previously owned, leased or operated primarily by the Company or any of its present or, to the Company's knowledge, past subsidiaries.

                                    (ii) "CERCLA" means the Comprehensive
         Environmental Response, Compensation and Liability Act, as amended, and any regulations promulgated thereunder.

                                    (iii) "Contaminant" means any waste,
         pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, hazardous material or any constituent of any such substance, waste or material.

                                    (iv) "Environmental Law" means all federal,
         state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

                                    (v) "Governmental Permits" means any
         permits, licenses, certificates, orders, consents, authorizations, franchises and other approvals from, or required by, any Governmental Entity that are used by, or are necessary to own and to operate, the business of the Company and its subsidiaries as currently configured and operated, together with any applications for the issuance, renewal, modification or extension thereof and all supporting information and analyses.

                                    (vi) "OSHA" means the Occupational Safety
         and Health Act, as amended, and any regulations promulgated thereunder.

                                    (vii) "RCRA" means the Resource Conservation
         and Recovery Act, as amended, and any regulations promulgated thereunder.

                                    (viii) "Release" means release, spill,
         emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Property.

                  SECTION 4.07 Compliance with Applicable Laws. Except with respect to Environmental Laws which are covered in Section 4.06, the Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. Except with respect to Environmental Laws which are covered in Section 4.06, the business operations of the Company and its subsidiaries have been conducted in compliance with all laws, ordinances and regulations of any Governmental Entity, except for possible violations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

                  SECTION 4.08 Change of Control. Except as set forth on Section
4.08 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that the foregoing exception will not be applicable to any (i) note, bond, mortgage, indenture, contract, agreement or other instrument or obligation relating to (x) indebtedness of the Company or any of its subsidiaries with an outstanding principal amount of more than $100,000 or
(y) annual revenues
to the Company of more than $150,000 or (ii) employment, compensation, termination or severance agreement, instrument or obligation of the Company or any of its subsidiaries. The total amounts payable to the executives identified in Section 4.08 of the Company Disclosure Schedule, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any "gross-up" payments with respect to any of the foregoing), based on compensation data applicable as of the date hereof will not exceed the amount set forth on such schedule.

                  SECTION 4.09 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, individually or in the aggregate, which would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries or could prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or could prevent or materially delay the consummation of the transactions contemplated hereby.

                  SECTION 4.10 Information. None of the information supplied by the Company in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Proxy Statement or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

                  SECTION 4.11 Certain Approvals. The Company Board has taken any and all necessary and appropriate action to render inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement the provisions of Section 203 of the GCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the transactions contemplated by this Agreement.

                  SECTION 4.12 Employee Benefit Plans.

                           (a) Section 4.12(a) of the Company Disclosure
Schedule includes a complete list of all employee benefit plans, programs, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                           (b) With respect to each Plan, the Company has made
available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as specifically provided in the foregoing documents made available to Parent, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments.

                           (c) Section 4.12(c) of the Company Disclosure
Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Schedule 4.12(c) identifies each Plan which is intended to meet the requirements of Code
Section 501(c)(9), and each such plan meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b).

                           (d) All contributions required to be made to any Plan
by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

                           (e) The Company and each of its subsidiaries has
complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. No prohibited transaction has occurred with respect to any Plan.

                           (f) No Plan is subject to Title IV or Section 302 of
ERISA or Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan"), nor has the Company or any of its subsidiaries, or any of their respective ERISA Affiliates (as defined in the next sentence), at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries, pursuant to
Section 4001(a)(14) of ERISA.

                           (g) There does not now exist, nor do any
circumstances exist that could result in, any liability under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, other than a liability that arises solely out of, or relate solely to, the Plans, that would be a liability of the Company or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, none of the Company, its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has engaged in any transaction described in
Section 4069 or Section 4204 or 4212 of ERISA.

                           (h) Neither the Company nor any of its subsidiaries
has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries.

                           (i) There are no pending or threatened claims (other
than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                  SECTION 4.13 Intellectual Property.

                           (a) Set forth on Section 4.13(a) of the Company
Disclosure Schedule is a list of all material patents, patent applications, patent disclosures, trademark registrations and trademark applications, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, which are owned by the Company or any of its subsidiaries. The assets described on Section 4.13(a) of the Company Disclosure Schedule and all computer software, trade secrets, trademarks, trade names, service marks, certification marks, copyrights, know-how, methods, processes, procedures, apparatus, equipment, industrial property, discoveries, inventions, designs, drawings, plans, specifications, engineering data, manuals, development projects, research and development work in progress, technology or other proprietary rights or confidential information which are owned or used by the Company or any of its subsidiaries are referred to as the "Intellectual Property." Except as otherwise indicated on Section 4.13(a) of the Company Disclosure Schedule, the Company and its subsidiaries own all right, title and interest in and to the Intellectual Property validly and beneficially, free and clear of all material Liens, with the sole and exclusive right to use the same, subject to those licenses listed on Section 4.13(b) of the Company Disclosure Schedule.

                           (b) Set forth on Section 4.13(b) of the Company
Disclosure Schedule is a list of (i) all material licenses, assignments and other transfers of Intellectual Property granted to others by the Company or any of its subsidiaries, and (ii) all material licenses, assignments and other transfers of patents, trade names, trademarks, service marks, copyrights, mask works registrations, software, trade secrets, know-how, technology or other proprietary rights or information granted to the Company or any of its subsidiaries by others. Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, none of the licenses, assignments or other transfers described above is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement.

                           (c) To the knowledge of the Company, there is no
material unauthorized use, infringement or misappropriation of any Intellectual Property.

                           (d) Except as disclosed in Section 4.13(d) of the
Company Disclosure Schedule, no material claim with respect to the Intellectual Property has been asserted or, to the best knowledge of the Company, is threatened by any person nor does the Company know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale or use of any product or process as used (currently or in the past) or offered or proposed for use or sale by the Company infringes on any copyright, trade secret, patent, tradename or other intellectual property right of any person, (ii) against the Company relating to the use of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Intellectual Property. To the Company's best knowledge, all granted and issued patents and all registered trademarks and service marks listed in Section 4.13(a) of the Company Disclosure Schedule and all copyrights held by the Company are valid, enforceable and subsisting.

                           (e) No material Intellectual Property is subject to
any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing, assignment or other transfer, use or enforceability thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the ordinary course of business included as part of the Company's license agreements. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property.

                  SECTION 4.14  Taxes.

                           (a) The Company and each of its subsidiaries has
filed all federal, state, local and foreign income Tax Returns (as hereinafter defined) required to be filed by it, and all other material Tax Returns required to be filed by it, and has paid or caused to be paid all Taxes (as hereinafter defined) shown as due and payable on such Tax Returns in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof, except where the failures to so file or pay or make adequate provision would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Section 4.14 of the Company Disclosure Schedule lists the periods through which the Tax Returns required to be filed by the Company or any of its subsidiaries have been examined by the IRS or other appropriate taxing authority, or the period during which any assessments may be made by the IRS or other appropriate taxing authority has expired. All material deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company's financial statements, and no issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which could have a Material Adverse Effect on the Company, other than those heretofore paid or provided for in the Company's financial statements. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the

Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(2) of the Code) owned by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or that would not be deductible pursuant to the terms of Section 162(m) of the Code. Neither the Company nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for the group of which the Company is the common parent), or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect.

                           (b) For purposes of this Agreement, the term "Taxes"
means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

                  SECTION 4.15 Absence of Certain Changes. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as otherwise disclosed on Section 4.15 of the Company Disclosure Schedule, since December 31, 1996 (i) there has not been any Material Adverse Effect on the Company; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course and in a manner consistent with past practice; (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business; (iv) neither the Company nor any of its subsidiaries has taken any action referred to in Section 6.01 hereof except as permitted thereby; or (v) there has not been any revaluation by the Company or any of its subsidiaries of any material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

                  SECTION 4.16 Labor Matters. No employees of the Company or of any of its subsidiaries are represented by any labor union or any collective bargaining organization. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, which would reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 4.17 Relationships with Customers, Suppliers, Distributors and Sales Representatives. Except as set forth in Section 4.17 of the Company Disclosure Schedule, the Company has not received written notice that any customer, supplier, distributor or sales representative intends to cancel, terminate or otherwise modify its relationship with the Company or any subsidiary which would reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 4.18 Contracts. Section 4.18 of the Company Disclosure Schedule lists all written or oral contracts, agreements, guarantees, leases (each a "Contract") to which the Company or any of its subsidiaries is a party and which fall within any of the following categories: (i) Contracts not entered into in the ordinary course of business, (ii) joint venture, partnership and like agreements, (iii) Contracts containing covenants purporting to limit the freedom of the Company or any of its subsidiaries to compete in any line of business in any geographic area or to hire or solicit any individual or group of individuals, (iv) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries (other than the Company and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (v) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company or any of its subsidiaries,
(vi) Contracts relating to any outstanding commitment for capital expenditures in excess of $100,000, (vii) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $100,000, letters of credit or other agreements or instruments of the Company or any of its subsidiaries or commitments for the borrowing or the lending of amounts in excess of $100,000 by the Company or any of its subsidiaries or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or any of its subsidiaries and (viii) Contracts with or for the benefit of any affiliate of the Company (other than subsidiaries of the Company). All of the Contracts required to be disclosed by this Section 4.18 are valid and binding obligations of the Company or a subsidiary of the Company and the valid and binding obligation of each other party thereto, except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) could constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 4.19 Rights Agreement. The Company and the Company Board have authorized all necessary action to amend the Rights Agreement (without redeeming the Rights) so that none of the execution or delivery of this Agreement, the making of the Offer, the acquisition of Common Shares pursuant to the Offer or the consummation of the Merger will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Parent, the Purchaser or any of their Affiliates or Associates to be an Acquiring Person (as each such term is defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

                  SECTION 4.20 Product Recalls. The Company is not aware of any pattern or series of claims against the Company or any of its subsidiaries which reasonably could be expected to result in a generalized product recall relating to products sold by the Company or any of its subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary.

                  SECTION 4.21 Sale of UV Curing Business. The Company is not aware of any pending or threatened claim against the Company or any of its subsidiaries, whether for indemnification, retained liabilities or otherwise, arising out of or related to the sale by the Company of its ultraviolet curing systems business to affiliates of Fairey Group, plc pursuant to a Purchase Agreement, dated as of August 14, 1996, a true, correct and complete copy of which has previously been made available to Parent.

                  SECTION 4.22 Brokers. Except for the engagement of Salomon Brothers and Venture Advisors, Inc. ("VAI"), an affiliate of Daniel Tessler, Chairman of the Company Board, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Company has previously delivered to Parent a copy of the Company's engagement letters with Salomon Brothers and VAI. The aggregate Merger Fees owed or which will be owing by the Company and its subsidiaries in connection with the Offer, the Merger and the transactions contemplated by this Agreement will not exceed the amount set forth in Section 4.22 of the Company Disclosure Schedule. "Merger Fees" means all fees and expenses paid or payable by or on behalf of the Company or any of its subsidiaries to all attorneys, accountants, investment bankers, financial advisors and other experts and advisors incident to negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby, and all amounts payable to any officer, director or significant employee of the Company or any of its subsidiaries whose Options are covered by Schedule 2.09 arising out of severance of employment following consummation of the transactions contemplated by this Agreement or otherwise attributable to the consummation of the transactions contemplated by this Agreement, exclusive of payments in respect of Options.

                  SECTION 4.23 Opinion of Salomon Brothers. The Company has received the written opinion of Salomon Brothers to the effect that, as of June 29, 1997, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Offer, the Merger and the Contingent Rights, is fair to the Company's stockholders from a financial point of view. The Company has previously delivered to Parent a copy of such opinion.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company as follows:

                  SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of Ohio and each material subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and each of its material subsidiaries (including the Purchaser) has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of Parent or any of its subsidiaries that would be materially adverse to Parent and its subsidiaries taken as a whole.

                  SECTION 5.02 Authority Relative to this Agreement. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and the Purchaser and by Parent as sole stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms.

                  SECTION 5.03 No Conflict; Required Filings and Consents.

                           (a) Assuming (i) the filings required under the HSR
Act are made and the waiting periods thereunder have terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met and (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate in any material respect any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to Parent or the Purchaser or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser or any of their subsidiaries is a party or by which Parent or the Purchaser or any of their subsidiaries or any of their respective properties or assets may be bound or affected, which would prevent or materially delay the consummation of the transactions contemplated hereby.

                           (b) None of the execution and delivery of this
Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities "blue sky" or takeover law, (ii) the filing of a certificate of merger pursuant to the GCL, and (iii) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws.

                  SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser in writing specifically for inclusion in (i) the Schedule 14D-9, (ii) the Proxy Statement or (iii) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.05 Financing. Parent has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement, and will cause the Purchaser to have sufficient funds available to consummate the Offer and the Merger and the transactions contemplated hereby.

                  SECTION 5.06 Delaware Law. Neither Parent nor any of its subsidiaries was, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of Section 203 of the GCL.


                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 Conduct of Business of the Company. Except as required by this Agreement or otherwise with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable efforts, and will cause each of its subsidiaries to use its reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise required by this Agreement, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

                           (a) adopt any amendment to its Certificate of
Incorporation or By-Laws or comparable organizational documents or the Rights Agreement (other than the amendment contemplated by Section 4.19) or the Contingent Payment Rights Agreement;

                           (b) sell, pledge or encumber any stock owned by it in
any of its subsidiaries;

                           (c) (i) issue, reissue or sell, or authorize the
issuance, reissuance or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options outstanding on the date hereof (or, if a Triggering Event (as defined in the Rights Agreement) by a party other than Parent or the Purchaser shall occur, Rights) or (B) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof, other than the Contingent Rights or (ii) make any other changes in its capital structure;

                           (d) declare, set aside or pay any dividend or other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than (i) between any of the Company and any of its wholly owned subsidiaries or (ii) the Contingent Rights;

                           (e) split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                           (f) increase the compensation or fringe benefits
payable or to become payable to its directors, officers or employees (whether from the Company or any of its subsidiaries) other than an aggregate of $8,000 in bonuses previously disclosed to Parent, or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than as required by existing agreements or policies described in the Company Disclosure Schedule), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting or exercisability under any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees of the Company or its subsidiaries (any of the foregoing being an

"Employee Benefit Arrangement"), except, in each case, to the extent required by applicable law or regulation;

                           (g) acquire, mortgage, encumber, sell, lease, license
or dispose of any assets (including Intellectual Property) or securities, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, provided that nothing herein shall prevent the Company from extending until December 31, 1997 an agreement to provide benefits administration services to Lighting, and extending the Company's MIS support for Lighting until the later of June 30, 1998 or the Company's cessation of use of the Company's ASK Man Man software system, in each case on their current terms and conditions;

                           (h) (i) incur, assume or pre-pay any long-term debt
or incur or assume any short-term debt, except that the Company and its subsidiaries may incur, assume or pre-pay debt in the ordinary course of business in amounts and for purposes consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (iv) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (v) authorize or make capital expenditures not provided for in the Company's capital budget included in Section 6.01(h) of the Company Disclosure Schedule which are in excess of $100,000, (vi) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (vii) delay or accelerate payment of accounts payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (viii) vary the Company's inventory practices in any material respect from the Company's past practices;

                           (i) settle or compromise any suit or claim or
threatened suit or claim where the amount involved is greater than $100,000;

                           (j) other than in the ordinary course of business
consistent with past practice, (i) modify, amend or terminate any contract, (ii) waive, release, relinquish or assign any contract (or any of the Company's rights thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries; provided, however, that the Company may not under any circumstance waive or release any of its rights under any confidentiality agreement to which it is a party;

                           (k) make any tax election not required by law or
settle or compromise any tax liability;

                           (l) permit any insurance policy naming it as a
beneficiary or a loss payable payee to be canceled or terminated without notice to the Purchaser, except in the ordinary course of business consistent with past practice;

                           (m) acquire (by merger, consolidation or
acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or, except in the ordinary course of business consistent with past practice, any assets;

                           (n) enter into any contract or agreement other than
in the ordinary course of business consistent with past practice;

                           (o) except as may be required as a result of a change
in law or in generally accepted accounting principles, make any change in its methods of accounting, including tax accounting policies and procedures; or

                           (p) agree in writing or otherwise to take any of the
foregoing actions prohibited under this Section 6.01 or any action which would cause any representation or warranty in this Agreement to be or become untrue or incorrect.

                  SECTION 6.02 Access to Information. From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") full access, during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. The Company shall furnish promptly to Parent and the Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws. Parent and the Purchaser agree that any information furnished pursuant to this Section 6.02 will be subject to the provisions of the letter agreement dated April 7, 1997 between the Parent and the Company (the "Confidentiality Agreement"), it being understood that the provisions set forth in the eighth, ninth and tenth paragraphs thereof shall have no further force and effect.

                  SECTION 6.03  Efforts.

                           (a) Subject to the terms and conditions provided
herein, each of the Company, Parent and the Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use reasonable efforts to make, or cause to be made, all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the distribution of Contingent Rights and any actions or filings related thereto, the Proxy Statement, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof.

                           In addition, if at any time prior to the Effective
Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                           (b) Each of the parties will use its reasonable
efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement.

                  SECTION 6.04 Public Announcements. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

                  SECTION 6.05  Employee Benefit Arrangements.

                           (a) Parent agrees that the Company will honor and,
from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all obligations under Employee Benefit Arrangements to which the Company or any of its subsidiaries is presently a party which are listed in
Section 6.05(a) of the Company Disclosure Schedule. Notwithstanding the foregoing, from and after the Effective Time, subject to the remaining provisions of this Section 6.05(a), the Surviving Corporation shall have the right to amend, modify, alter or terminate any Employee Benefit Arrangements, provided that any such action shall not adversely affect the rights of any employees or other beneficiaries which shall have arisen thereunder prior to such amendment, modification, alteration or termination, and shall not affect any rights for which the agreement of the other party or a beneficiary is required.

                           (b) Parent shall cause the Surviving Corporation to
establish a special bonus plan (the "Special Bonus Plan") for all employees of the Company or any of its subsidiaries who held Options which were outstanding as of immediately before the Effective Time which were not then vested and were terminated as of the Effective Time. The Special Bonus Plan shall provide for a cash payment on the second anniversary of the Effective Time to each employee who continues to be an employee of the Surviving Corporation, Parent or any of their respective subsidiaries on such second anniversary in an amount (subject to any applicable withholding taxes) equal to the sum of (i) the product of (x) the total number of Common Shares subject to such terminated Options and (y) the excess of the Merger Price over the exercise price per Common Share of such terminated Options, plus (ii) interest on the amount set forth in clause (i) at a rate of 6% per annum from the Effective Time, plus (iii) the product of (x) the total number of Common Shares subject to such terminated Option and (y) the amount of cash, if any, paid with respect to each Contingent Right pursuant to the Contingent Rights Agreement. Any employee of the Company who is involuntarily terminated without cause or whose employment ceases by reason of death or disability, in each case prior to the second anniversary of the Effective Time, shall be entitled, promptly following such termination or cessation of employment (or, in the case of any payment pursuant to clause (y) of the preceding sentence, promptly following the later of March 31, 1999 or the date of such termination or cessation of employment), to receive from the Company a cash payment equal to the amount which such employee would have received pursuant to the formula in the immediately preceding sentence, had such employee remained employed throughout the period ending on the second anniversary of the Effective Time.

                  SECTION 6.06 Indemnification; Directors' and Officers' Insurance.

                           (a) From and after the time the Purchaser purchases
Shares pursuant to the Offer through and including the Effective Time (without regard to the termination of this Agreement), neither Parent nor the Purchaser will take any action, nor permit any action to be taken, which would change or amend the provisions of the Certificate of Incorporation or By-Laws of the Company in effect on the date hereof (copies of which previously have been supplied to Parent) relating to limitation of liability or indemnification inconsistent with its obligations under Section 6.06(b) hereof or eliminate or make any modification in the Company's existing director's and officer's insurance inconsistent with its obligations under Section 6.06(c) hereof. Parent agrees that from and after the Effective Time all rights to indemnification now existing in favor of individuals who at or prior to the Effective Time were directors or officers of the Company or any of its subsidiaries as set forth in the Certificate of Incorporation or By-Laws of the Company shall survive the Merger with respect to matters existing or occurring at or prior to the Effective Time and shall continue in full force and effect for a period of six years following the Effective Time.

                           (b) The Company shall, and from and after the
Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (each individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the GCL to indemnify any such person and, without limiting the generality or effect of the foregoing, to the fullest extent provided in the respective Certificates of Incorporation or By-Laws of the Company and its subsidiaries as in effect on the date hereof. Parent will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law and, without limiting the generality or effect of the foregoing, to the fullest extent provided in the respective Certificates of Incorporation or By-Laws of the Company and its subsidiaries as in effect on the date hereof subject to receipt by the Company of an undertaking by or on behalf of such officer or director contemplated by Section 145(e) of the GCL. Without limiting the generality or effect of the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time) and, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there is a conflict on any significant issue between the position of the Company and an Indemnified Party or different defenses may reasonably be expected to exist, the Indemnified Parties may retain counsel which counsel shall be reasonably satisfactory to the Company (or the Surviving Corporation after the Effective Time) and the Company shall (or after the Effective Time, Parent will cause the Surviving Corporation to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided, however that (i) Parent or the Surviving Corporation shall have the right, from and after the purchase of Common Shares pursuant to the Offer, to assume the defense thereof (which right shall not affect the right of the Indemnified Parties to be reimbursed for separate counsel as specified in the preceding sentence), (ii) the Company and the Indemnified Parties will cooperate in the defense of any such matter and
(iii) neither Parent, the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 6.06, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify both Parent and the Company (or, after the Effective Time, the Surviving Corporation) (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 6.06 except and only to the extent such failure materially prejudices such party), and shall deliver to both Parent and the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the GCL. The Indemnified Parties as a group may not retain more than one counsel to represent them with respect to each such matter unless there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties or unless different defenses may reasonably be expected to exist. The Company, Parent and Purchaser agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                           (c) Parent agrees that the Company, and from and
after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last sentence of this Section 6.06(c)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor other policies of at least the same coverage amounts and which contain terms and conditions not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 125% of the last annual premium paid by the Company prior to the date hereof (which the Company represents to be $196,000 for the 12-month period ending May 12, 1998) and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.06(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. Notwithstanding the foregoing, at any time on or after the second anniversary of the Effective Time, Parent may, at its election, undertake to provide funds to the Surviving Corporation to the extent necessary so that the Surviving Corporation may self-insure with respect to the level and scope of insurance coverage required under this Section 6.06(c) in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

                           (d) Parent shall guarantee the obligations of the
Surviving Corporation under this Section 6.06.

                           (e) This Section 6.06 shall survive the consummation
of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  SECTION 6.07 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (b) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                  SECTION 6.08 Rights Agreement. The Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 15% or more of the Common Shares without causing a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement) to occur. Notwithstanding the foregoing, the Company may upon at least two business days prior written notice to Parent take the actions described in clauses (i) or
(iii) of the preceding sentence, if (x) the Company Board determines in good faith, after consultation with its outside legal counsel, that failing to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Company Board, and (y) prior to such action the Company shall have paid to Parent a fee of $13 million (which amount shall be paid in lieu of any Termination Fee payable pursuant to Section 8.03(b)). Neither the Board of Directors of the Company nor the Continuing Directors (as defined in the Rights Agreement) of the Company shall make a determination that Parent, the Purchaser or any of their respective Affiliates or Associates is an "Adverse Person" for purposes of the Rights Agreement.

                  SECTION 6.09 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

                  SECTION 6.10 No Solicitation.

                           (a) The Company, its affiliates and their respective
officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of the Company or its subsidiaries, or any combination of the foregoing (other than the Offer and the Merger) (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than the Purchaser, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may furnish information to, and negotiate or otherwise engage in substantive discussions with, any person who delivers a written proposal for an Acquisition Transaction if the Company Board determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Company Board, and prior to furnishing non-public information to any such party, the Company shall have entered into a confidentiality agreement containing terms at least as favorable to the Company as those of the Confidentiality Agreement with respect to the maintenance of confidentiality and the permitted use of information provided by or on behalf of the Company.

                           (b) From and after the execution of this Agreement,
the Company shall immediately advise the Purchaser in writing of the receipt, directly or indirectly, of any, discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to the Purchaser a copy of any such proposal, if it is in writing, or a written summary of any such proposal relating to an Acquisition Transaction if it is not in writing. The Company shall promptly advise Parent of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto.

                  SECTION 6.11 Parent Agreements. (a) Parent agrees to cause the Purchaser to comply with its obligations under this Agreement.

                           (b) Parent shall not take any action to cause the
Company, including after the Effective Time the Surviving Corporation, to breach its covenants and other obligations in the Contingent Payment Rights Agreement.

                  SECTION 6.12 Contingent Payment Rights Agreement. As promptly as practicable after the date hereof, the Company shall enter into a Contingent Payment Rights Agreement in the form set forth in Exhibit B, except for such immaterial changes as shall be approved by Parent, such approval not to be unreasonably withheld.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 7.01 Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                           (a) Stockholder Approval. The stockholders of the
Company shall have duly approved the transactions contemplated by this Agreement, if required by applicable law.

                           (b) Purchase of Common Shares. The Purchaser shall
have accepted for payment and paid for Common Shares in an amount sufficient to meet the Minimum Condition and otherwise pursuant to the Offer in accordance with the terms hereof; provided, however, that this condition shall be deemed to be satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Common Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                           (c) Injunctions; Illegality. The consummation of the
Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Common Shares illegal.

                           (d) HSR Act. Any waiting period (and any extension
thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

                           (a) by the mutual written consent of Parent and the
Company, by action of their respective Boards of Directors;

                           (b) by the Company if (i) Parent or the Purchaser
fails to commence the Offer as provided in Section 1.01 hereof, or (ii) Parent or the Purchaser shall not have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms hereof and thereof on or before October 31, 1997; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(b) if the Company shall have materially breached this Agreement;

                           (c) by Parent or the Company if (i) the Offer is
terminated or withdrawn pursuant to its terms without any Common Shares being purchased thereunder or (ii) the Merger shall not have been consummated on or before December 31, 1997; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.01(c) if such party shall have materially breached this Agreement;

                           (d) by Parent or the Company if any court of
competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Common Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such order, decree or ruling;

                           (e) by the Company if, prior to the acceptance for
payment of Common Shares pursuant to the Offer, the Company Board approves an Acquisition Transaction, on terms which a majority of the members of the Company Board have determined in good faith (i) after consultation with Salomon Brothers or another nationally recognized investment banking firm, to be more favorable to the Company and its stockholders than the transactions contemplated by this Agreement, taking into account the distribution of the Contingent Rights, and (ii) after consultation with outside legal counsel, that failure to approve such proposal and terminate this Agreement would reasonably be expected to result in a breach of fiduciary duties of the Company Board under applicable law; provided that the termination described in this Section 8.01(e) shall not be permissible unless and until the Company shall have provided the Purchaser and Parent prior written notice at least two business days prior to such termination that the Company Board has authorized and intends to effect the termination of this Agreement pursuant to this Section 8.01(e), including copies of all proposed written agreements, arrangements, or understandings, including the forms of any agreements supplied by third parties, with respect to such Acquisition Transaction (and a description of all material oral agreements with respect thereto), the Company shall otherwise be in compliance with its obligations under this Agreement and on or prior to such termination shall have paid to Parent the Termination Fees described in Section 8.03(b); provided further, that notwithstanding anything in this Agreement to the contrary the termination of this Agreement by the Company in compliance with this Section 8.01(e) shall not be deemed to violate other obligations of the Company under this Agreement.

                           (f) by Parent if the Company breaches its covenant in
Section 6.08 or takes an action pursuant to the second sentence of Section 6.08, provided, however, such breach occurs prior to the time that designees of Parent constitute a majority of the Company Board pursuant to Section 1.03;

                           (g) by Parent prior to the purchase of Common Shares
pursuant to the Offer, if the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have approved or recommended an Acquisition Transaction, or shall have resolved to effect any of the foregoing; or

                           (h) by Parent prior to the purchase of Common Shares
pursuant to the Offer if the Minimum Condition (as defined in Annex I) shall not have been satisfied by the Expiration Date of the Offer and on or prior to such Date an Acquisition Transaction shall have been publicly announced or disclosed.

                  SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of the last sentence of Section 6.02 and the provisions of this Section 8.02 and Section 8.03, which shall survive any such termination. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

                  SECTION 8.03 Fees and Expenses.

                           (a) Whether or not the Merger is consummated, except
as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                           (b) In the event that this Agreement is terminated
pursuant to SECTION 8.01(e), (f) or (g) hereof, or is terminated pursuant to
SECTION 8.01(c)(i) hereof as a result of the failure to satisfy any of the conditions set forth in paragraphs (d) or (g) of Annex I, then the Company shall promptly (and in any event within one business day after such termination or, in the case of any such termination by the Company, prior to such termination) pay Parent a termination fee of $13 million (the "Termination Fee"), provided that in no event shall more than one Termination Fee be payable by the Company (including for this purpose the fee payable under Section 6.08).

                           (c) In the event that this Agreement is terminated
pursuant to Section 8.01(h) hereof and within six months of the date of termination of this Agreement a transaction constituting an Acquisition Transaction is consummated or the Company or any of its subsidiaries enters into an agreement with respect to, or approves or recommends such a transaction, the Company shall promptly (and in any event within one business day thereafter) pay Parent the Termination Fee; provided, however, that in no event shall the Company be obligated to pay more than one such Termination Fee with respect to all such occurrences (including for this purpose the fee payable under Section 6.08).

                           (d) The prevailing party in any legal action
undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

                  SECTION 8.04 Amendment. Subject to Section 1.03(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

                  SECTION 8.05 Extension; Waiver. Subject to Section 1.03(c), at any time prior to the Effective Time, Parent and the Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other or (iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in Section 2.09, Section 3.02, the last sentence of the second paragraph of Section 6.03(a), Section 6.05(b), 6.11(b) and Section 6.06 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

                  SECTION 9.02 Entire Agreement; Assignment.

                           (a) This Agreement (including the documents and the
instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                           (b) Neither this Agreement nor any of the rights,
interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Parent may assign its rights and the Purchaser may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company provided that no such assignment shall relieve Parent of any liability for any breach by such assignee. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 9.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                  SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                  If to Parent or the Purchaser:

                  Eaton Corporation
                  Eaton Center
                  1111 Superior Avenue
                  Cleveland, Ohio  44114-2584
                  Attention:  General Counsel
                  Facsimile Number:  (216) 479-7056

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Daniel A. Neff, Esq.
                  Facsimile Number:  (212) 403-2000

                  If to the Company:

                  Fusion Systems Corporation
                  7600 Standish Place
                  Rockville, Maryland  20855
                  Attention:  General Counsel
                  Facsimile Number:  (301) 309-0783
                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street Tower
                  Boston, MA  02110
                  Attention:  Gordon H. Hayes, Jr., Esq.
                  Facsimile Number:  (617) 248-7100

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

                  SECTION 9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.06 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 9.08 Parties in Interest. Except with respect to Sections 2.09, 6.05(b) and 6.06 (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons) and Section 6.11(b) (which is intended to be for the benefit of the Trustee, and may be enforced by such person or, to the extent holders are permitted under the Contingent Payment Rights Agreement to enforce their rights thereunder, by such holders), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.09 Certain Definitions. As used in this Agreement:

                           (a) the term "affiliate", as applied to any person,
shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                           (b) the term "Person" or "person" shall include
individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

                           (c) the term "Subsidiary" or "subsidiaries" means,
with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                    EATON CORPORATION


                                    By:    /s/ Brian R. Bachman
                                        ----------------------------------
                                        Name:  Brian R. Bachman
                                        Title: Senior Vice President --
                                                   Semiconductor and
                                                   Specialty Systems


                                    By:    /s/ Gerald L. Gherlein
                                        ----------------------------------
                                        Name:  Gerald L. Gherlein
                                        Title: Executive Vice President



                                    ETN ACQUISITION CORP.


                                    By:    /s/ Brian R. Bachman
                                        ----------------------------------
                                        Name:  Brian R. Bachman
                                        Title: President



                                    FUSION SYSTEMS CORPORATION


                                    By:    /s/ Leslie S. Levine
                                        ----------------------------------
                                        Name:  Leslie S. Levine
                                        Title: President and
                                                   Chief Executive Officer

                                                                         ANNEX I


                  Conditions to the Offer. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any tendered Common Shares and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if (i) there shall not be validly tendered and not properly withdrawn prior to the Expiration Date for the Offer that number of Common Shares which represents at least a majority of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act or under any applicable foreign statutes or regulations shall not have expired or been terminated prior to the Expiration Date, or (iii) at any time on or after June 30, 1997 and prior to the time of acceptance for payment or payment for any Common Shares, any of the following events (each, an "Event") shall occur:

                           (a) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the Offer or to the Merger, that, in the reasonable judgment of Parent, would be expected to, directly or indirectly: (i) make illegal or otherwise prohibit or materially delay consummation of the Offer or the Merger or seek to obtain material damages or make materially more costly the making of the Offer, (ii) prohibit or materially limit the ownership or operation by Parent or the Purchaser of all or any material portion of the business or assets of the Company or any of its subsidiaries taken as a whole or compel Parent or the Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent or the Purchaser or the Company or any of its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of Parent or the Purchaser to conduct its business or own such assets, (iii) impose material limitations on the ability of Parent or the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Common Shares, including, without limitation, the right to vote any Common Shares acquired or owned by the Purchaser or Parent on all matters properly presented to the Company's stockholders, (iv) require divestiture by

         Parent or the Purchaser of any Common Shares, or (v) may, in the reasonable judgment of Parent, be expected to result in a Material Adverse Effect on the Company; or

                           (b) there shall be instituted or pending any action or proceeding by any Governmental Entity seeking, or that would reasonably be expected to result in, any of the consequences referred to in clauses (i) through (v) of paragraph (a) above or by any third party for which there is a substantial likelihood of resulting in any of the consequences referred to in clauses (i) through (v) of paragraph
         (a) above; or

                           (c) any change shall have occurred (or any development shall have occurred involving prospective changes) in the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company or any of its subsidiaries that has, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

                           (d) (i) the Company Board or any committee thereof shall have withdrawn, or shall have modified or amended in a manner adverse to Parent or the Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer or the Merger Agreement, or approved or recommended any Acquisition Transaction, (ii) a Person shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Transaction, or (iii) the Company Board or any committee thereof shall have resolved to do any of the foregoing; or

                           (e) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

                           (f) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect on the Company, shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) prevent or materially delay the consummation of the Offer, (iii) materially increase the cost of the Offer to the Purchaser or (iv) have a material adverse effect on the benefits to Parent of the transactions contemplated by this Agreement; or

                           (g) the Company shall have failed to perform in any material respect or to comply in any material respect with any of its material obligations, covenants or agreements under the Merger Agreement; or

                           (h) there shall have occurred, and continued to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the over-the-counter stock market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"),
         (ii) any decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement through the applicable Expiration Date, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iv) a commencement of a war, armed hostilities or other national or international crisis involving the United States or a material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions.

                  The foregoing conditions (including those set forth in clauses
(i) and (ii) of the initial paragraph) are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                                                                       EXHIBIT A


                  PRINCIPAL TERMS OF CONTINGENT PAYMENT RIGHTS



GENERAL: The Rights will be cash settlement "earn-out" rights which will pay specified amounts if, and only if,
                                            (i) a "Change of Control" of the
                                            Company occurs prior to December 31,
                                            1997 and (ii) the Company achieves
                                            certain levels of Company Sales (as
                                            defined below) during the
                                            Measurement Period (as defined
                                            below).  The Rights will be issued
                                            by the Company as a dividend on the
                                            Common Shares, consisting of one
                                            Right per share outstanding on the
                                            record date.  One Right will also be
                                            issued (i) upon exercise of an
                                            option outstanding on the record
                                            date with respect to each Common
                                            Share issued upon exercise thereof
                                            and (ii) upon the cash-out of any
                                            vested option outstanding on the
                                            record date in connection with a
                                            "Change of Control" with respect to
                                            each Common Share that would have
                                            been issuable upon exercise of such
                                            vested option.  The Rights will be
                                            issued pursuant to a Rights
                                            Agreement between the Company and a
                                            major financial institution, as
                                            Rights Agent.

DIVIDEND RECORD DATE:                       July __, 1997 [15 business days
                                            after declaration].

DIVIDEND PAYMENT DATE:                      September __, 1997 [60 days after
                                            record date].

MEASUREMENT PERIOD:                         January 1, 1998 to December 31,
                                            1998.

COMPANY SALES:                              All net sales of the Company and its
                                            subsidiaries during the Measurement
                                            Period, calculated in accordance
                                            with generally accepted accounting
                                            principles.

CASH PAYMENT AMOUNT:                        The payment made per Right will be
                                            an amount in cash equal to:

                                            (a)      $5.00, if Company Sales are
                                                     $149 million or greater;

                                            (b)      $3.50, if Company Sales are
                                                     $141 million;

                                            (c)      $2.25, if Company Sales are
                                                     $134 million; or

                                            (d)      $1.00, if Company Sales are
                                                     $127 million.

                                            (e)      $0.00 if less than $122
                                                     million.

                                            If the Company Sales fall between
                                            two of the levels specified above,
                                            the amount of the payment made per
                                            Right shall be determined by
                                            interpolation. No payment shall be
                                            made if Company Sales are less than
                                            $122 million.

CASH PAYMENT DATE:                          March 31, 1999.

EXPIRATION DATE:                            The Rights shall expire without any
                                            payment on December 31, 1997 if no
                                            "Change of Control" of the Company
                                            has occurred prior to such date.  If
                                            a "Change of Control" has occurred
                                            prior to December 31, 1997, but
                                            Company Sales are less than $122
                                            million, the Rights shall expire
                                            without any payment on April 1,
                                            1999.

OPTIONAL REDEMPTION:                        The Rights may be redeemed at the
                                            option of the Company at any time
                                            after a "Change of Control" of the
                                            Company, in whole or in part, at a
                                            redemption price of $5.00 per Right.

                                                                       EXHIBIT B






                           FUSION SYSTEMS CORPORATION

                                       TO


                 -----------------------------------------------

                                     Trustee


                            ------------------------


                            CONTINGENT PAYMENT RIGHTS
                                    AGREEMENT

                          Dated as of ___________, 1997


                            ------------------------

                                                                                                         Page
                                                                                                         ----


                               TABLE OF CONTENTS*

PARTIES & RECITALS....................................................................................      1


                                   ARTICLE ONE

                       Definitions and Other Provisions of
                               General Application

Section 1.01.    Definitions .........................................................................      1
         Act..........................................................................................      2
         Affiliate....................................................................................      2
         Agreement....................................................................................      2
         Board of Directors...........................................................................      2
         Board Resolution.............................................................................      2
         Business Day.................................................................................      2
         Change of Control............................................................................      3
         Commission...................................................................................      4
         Common Shares................................................................................      4
         Company......................................................................................      4
         Company Request; Company Order...............................................................      4
         Contingent Payment...........................................................................      4
         Contingent Payment Date......................................................................      4
         Contingent Payment Period....................................................................      4
         Corporate Trust Office.......................................................................      4
         Event of Default.............................................................................      5
         Exchange Act.................................................................................      5
         Holder.......................................................................................      5
         Net Sales....................................................................................      5
         Officers' Certificate........................................................................      5
         Opinion of Counsel...........................................................................      5
         Outstanding..................................................................................      5
         Outstanding Common Shares....................................................................      6
         Outstanding Options..........................................................................      6
         Outstanding Voting Securities................................................................      6
         Paying Agent ................................................................................      6
         Person.......................................................................................      6
         Record Date..................................................................................      6
         Redemption Date..............................................................................      6
         Redemption Price.............................................................................      6

--------
* Note: This table of contents shall not, for any purpose, be deemed to be a part of this Agreement.

                                                                                                         Page
                                                                                                         ----
         Responsible Officer..........................................................................      6
         Right Certificate............................................................................      6
         Rights.......................................................................................      6
         Securities...................................................................................      6
         Security Register; Security Registrar........................................................      7
         Stock Plans..................................................................................      7
         Subsidiary...................................................................................      7
         Threshold Level..............................................................................      7
         Trust Indenture Act..........................................................................      7
         Trustee......................................................................................      7
         vice president...............................................................................      7
         Voting Stock.................................................................................      7
Section 1.02.              Compliance Certificates and Opinions.......................................      7
Section 1.03.              Form of Documents Delivered to Trustee.....................................      8
Section 1.04.              Acts of Holders............................................................      9
Section 1.05.              Notices, etc. to Trustee and Company.......................................     10
Section 1.06.              Notice to Holders; Waiver..................................................     11
Section 1.07.              Conflict with Trust Indenture Act..........................................     11
Section 1.08.              Effect of Headings and Table of Contents...................................     11
Section 1.09.              Successors and Assigns.....................................................     11
Section 1.10.              Benefits of Agreement......................................................     11
Section 1.11.              Governing Law..............................................................     12
Section 1.12.              Legal Holidays.............................................................     12
Section 1.13.              Separability Clause........................................................     12


                                   ARTICLE TWO

                                 Security Forms

Section 2.01.              Forms Generally ...........................................................     12
Section 2.02.              Form of Face of Right Certificates ........................................     13
Section 2.03.              Form of Reverse of Security ...............................................     14
Section 2.04.              Form of Trustee's Certificate of
                              Authentication .........................................................     16


                                  ARTICLE THREE

                                 The Securities

Section 3.01.              Title and Terms ...........................................................     17
Section 3.02.              Registrable Form ..........................................................     18
Section 3.03.              Execution, Authentication, Delivery and
                              Dating .................................................................     18
Section 3.04.              Temporary Securities ......................................................     19
Section 3.05.              Registration, Registration of Transfer
                              and Exchange ...........................................................     20

                                                                                                         Page
                                                                                                         ----
Section 3.06.              Mutilated, Destroyed, Lost and
                              Stolen Securities ......................................................     21
Section 3.07.              Payments Under Right Certificate ..........................................     21
Section 3.08.              Persons Deemed Owners .....................................................     22
Section 3.09.              Cancellation ..............................................................     22
Section 3.10.              Redemption ................................................................     22
Section 3.11.              Extinguishment ............................................................     24


                                  ARTICLE FOUR

                                   The Trustee

Section 4.01.              Certain Duties and Responsibilities .......................................     24
Section 4.02.              Certain Rights of Trustee .................................................     26
Section 4.03.              Not Responsible for Recitals or Issuance
                              of Securities ..........................................................     27
Section 4.04.              May Hold Securities .......................................................     27
Section 4.05.              Money Held in Trust .......................................................     27
Section 4.06.              Compensation and Reimbursement ............................................     27
Section 4.07.              Disqualification; Conflicting Interests ...................................     28
Section 4.08.              Corporate Trustee Required; Eligibility ...................................     28
Section 4.09.              Resignation and Removal; Appointment
                              of Successor ...........................................................     28
Section 4.10.              Acceptance of Appointment by Successor ....................................     30
Section 4.11.              Merger, Conversion, Consolidation or
                              Succession to Business .................................................     30
Section 4.12.              Preferential Collection of Claims
                              Against Company ........................................................     31


                                  ARTICLE FIVE

                          Holders' Lists and Reports by
                               Trustee and Company

Section 5.01.              Company to Furnish Trustee Name and
                              Addresses of Holders ....................................................    31
Section 5.02.              Preservation of Information; Communications
                              to Holders ..............................................................    31
Section 5.03.              Reports by Trustee .........................................................    32
Section 5.04.              Reports by Company .........................................................    32


                                   ARTICLE SIX

                                   Amendments                                                            Page
                                                                                                         ----
Section 6.01.              Amendments Without Consent of Holders .....................................     33
Section 6.02.              Amendments with Consent of Holders ........................................     34
Section 6.03.              Execution of Amendments ...................................................     35
Section 6.04.              Effect of Amendments ......................................................     35
Section 6.05.              Conformity with Trust Indenture Act .......................................     36
Section 6.06.              Reference in Securities to Amendments .....................................     36


                                  ARTICLE SEVEN

                                    Covenants

Section 7.01.              Payment of Amounts, If Any, to Holders ....................................     36
Section 7.02.              Maintenance of Office or Agency ...........................................     36
Section 7.03.              Money for Security Payments to Be
                              Held in Trust ..........................................................     37
Section 7.04.              Maintenance of Properties .................................................     38
Section 7.05.              Conduct of Business .......................................................     38
Section 7.06.              Affiliate Transactions  ...................................................     38
Section 7.07.              Certain Asset Sales .......................................................     38
Section 7.08.              Exchange Act Registration .................................................     38


                                  ARTICLE EIGHT

                       Remedies of the Trustee and Holders
                               on Event of Default

Section 8.01.               Event of Default Defined; Waiver of
                              Default ................................................................     38
Section 8.02.               Collection of Indebtedness by Trustee;
                              Trustee May Prove Debt .................................................     39
Section 8.03.               Application of Proceeds ..................................................     42
Section 8.04.               Suits for Enforcement ....................................................     42
Section 8.05.               Restoration of Rights on Abandonment
                              of Proceedings .........................................................     42
Section 8.06.               Limitations on Suits by Holders ..........................................     43
Section 8.07.               Unconditional Right of Holders to
                              Institute Certain Suits ................................................     43
Section 8.08.               Powers and Remedies Cumulative; Delay
                              or Omission Not Waiver of Default ......................................     44
Section 8.09.               Control by Holders .......................................................     44
Section 8.10.               Waiver of Past Defaults ..................................................     45
Section 8.11.             Trustee to Give Notice of Default, But
                              May Withhold in Certain Circumstances ..................................     45

                                      -iv

                                                                                                         Page
                                                                                                         ----
Section 8.12.               Right of Court to Require Filing of
                              Undertaking to Pay Costs ...............................................     45


                                  ARTICLE NINE

                    Consolidation, Merger, Sale or Conveyance

Section 9.01.              Company May Consolidate, etc. on
                              Certain Terms ..........................................................     46
Section 9.02.              Successor Corporation Substituted .........................................     46
Section 9.03.              Opinion of Counsel to Trustee .............................................     47

         AGREEMENT, dated as of ___________, 1997, between FUSION SYSTEMS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and _______________________________________________ as trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Board of Directors of the Company has authorized the creation of an issue of contingent payment rights (hereinafter called the "Securities" or "Rights") and the distribution of one Right with respect to (i) each share of common stock, $.01 par value (the "Common Shares"), of the Company outstanding on July 25, 1997 (the "Record Date"), and (ii) each Common Share issued between the Record Date and the earlier of December 31, 1997 or the Redemption Date (as herein defined) upon exercise of options to purchase Common Shares issued under the Stock Plans (as herein defined) and outstanding on the Record Date ("Outstanding Options");

                  WHEREAS, all things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Agreement a valid agreement of the Company, in accordance with their and its terms.

                  NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation;

                  (c) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "Act" when used with respect to any Holder has the meaning specified in Section 1.04.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by law or executive order to close and, if the Rights are listed on a national securities exchange, such exchange is open for trading.

                  "Change of Control" shall be deemed to have occurred if:

                  (a) there shall be consummated any reorganization, recapitalization, consolidation or merger, or sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets, of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors of the Company as of the date of this Agreement; or

                  (b) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company, or any employee benefit plan sponsored by the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty-five percent (25%) or more of either (i) the then outstanding Common Shares or (ii) the Outstanding Company Voting Securities; provided, however, that an acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (a) above shall not be deemed to be a Change of Control; or

                  (d) individuals which constituted the Board of Directors of the Company as of the date hereof shall cease for any reason to constitute at least a majority thereof.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Shares" means the common stock, $.01 par value, of the Company.

                  "Company" means Fusion Systems Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of the Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the chairman of the Board of Directors or the president or any vice president, the controller or assistant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary, and delivered to the Trustee.

                  "Contingent Payment" shall have the meaning set forth in
Section 3.01.

                  "Contingent Payment Date" means March 31, 1999.

                  "Contingent Payment Period" means the calendar year beginning January 1, 1998 and ending December 31, 1998.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at ___________________________.

                  "Event of Default" shall have the meaning set forth in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "Net Sales" means the amount of net sales reflected on the audited income statement of the Company and its consolidated subsidiaries for the Contingent Payment Period prepared by the Company in accordance with generally accepted accounting principles consistent with the Company's policies in effect prior to the date hereof.

                  "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or the president or any vice president, the controller or assistant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

                  "Outstanding" when used with respect to the Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Agreement, except:

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

                  "Outstanding Common Shares" means, as of the date of determination, all outstanding Common Shares.

                  "Outstanding Options" shall have the meaning set forth in the recitals.

                  "Outstanding Voting Securities" means, as of the date of determination, all outstanding voting securities of the Company having the right to vote generally in the election of directors.

                  "Paying Agent" means any Person authorized by the Company to pay the amount determined pursuant to Section 3.01, if any, on any Securities on behalf of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Record Date" means July 25, 1997.

                  "Redemption Date" means the date established by the Company for the redemption of the Rights in whole or in part pursuant to Section 3.10.

                  "Redemption Price" means $5.00 per Right, without interest.

                  "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Right Certificate" means a certificate representing any of the Rights.

                  "Rights" shall have the meaning set forth in the recitals to this Agreement.

                  "Securities" shall have the meaning set forth in the recitals to this Agreement.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

                  "Stock Plans" means the following plans of the Company: 1984 Stock Option Plan; 1994 Stock Option Plan; 1994 Non-Employee Director Plan; and 1994 Employee Stock Purchase Plan.

                  "Subsidiary" means each Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

                  "Threshold Level" shall have the meaning set forth in Section 3.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Trustee.

                  "vice president" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

                  "Voting Stock" means stock having ordinary voting power to elect a majority of the directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

                  Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Agreement, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 4.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement. If not set by the Company prior to the first solicitation of a Holder of Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for such action shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 5.01 of this Agreement prior to such solicitation. If a record date is fixed, those Persons who were Holders of securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the Security Register.

                  (d) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.04, of the taking of any action by the Holders of the Securities specified in this Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.04, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  Section 1.05. Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office, Attention: [ ]; or

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 7600 Standish Place, Rockville, Maryland 20855, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

                  Section 1.06. Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.09. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.10. Benefits of Agreement. Nothing in this Agreement or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

                  Section 1.11. Governing Law. This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 1.12. Legal Holidays. In the event that any date on which any payment in respect of any Security is due shall not be a Business Day, then (notwithstanding any provision of this Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date due.

                  Section 1.13. Separability Clause. In case any provision in this Agreement or in the Rights shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  Section 2.01. Forms Generally. The Right Certificates and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by officers executing such Right Certificates, as evidenced by their execution of the Right Certificates. Any portion of the text of any Right Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Right Certificate.

                  The definitive Right Certificates shall be printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing the Right Certificates representing such Securities, as evidenced by their execution of such Right Certificates.

                  Section 2.02. Form of Face of Right Certificates.

                           FUSION SYSTEMS CORPORATION
                            CONTINGENT PAYMENT RIGHTS

Certificate No.                                              ___________  Rights

                  This certifies that ___________________, or registered assigns (the "Holder"), is the registered holder of the number of Contingent Payment Rights ("Rights") set forth above. Fusion Systems Corporation, a Delaware corporation (the "Company"), shall, subject to the terms and provisions contained herein and in the Agreement referred to on the reverse hereof, unless the Rights have been extinguished or redeemed pursuant to the Agreement, pay to the Holder hereof on March 31, 1999 (the "Contingent Payment Date") an amount, if any, as determined by the Company in accordance with Section 3.01 of the Agreement (the "Contingent Payment"). Such determination by the Company absent manifest error shall be final and binding on the Company and the Holder.

                  Payment of said Contingent Payment shall be made, net of any applicable withholding taxes, only upon presentation and surrender of this Right Certificate by the Holder hereof at the offices or agencies of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. BankBoston N.A. has been appointed as the initial paying agent at its office located at ______________, New York, New York _____.

                  Reference is hereby made to the further provisions of the Rights set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by or on behalf of the Trustee referred to on the reverse hereof by facsimile or manual signature, the

Rights represented by this Right Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                 FUSION SYSTEMS CORPORATION


                                       By_____________________________


Attest:



__________________________             [SEAL]
   Authorized Signature

                  Section 2.03. Form of Reverse of Security. This Right Certificate is issued under and in accordance with the Contingent Payment Rights Agreement, dated as of ___________, 1997 (the "Agreement"), between the Company and _______________________________________________, as trustee (the "Trustee", which term includes any successor Trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this Right Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Rights. Copies of the Agreement can be obtained by contacting the Trustee.

                  The Company may, at its option, at any time after the occurrence of a Change of Control, upon not less than 30 days nor more than 60 days notice, redeem the then outstanding Rights, in whole or in part, at a price of $5.00 per Right, without interest.

                  The Rights shall be extinguished without any payment therefor and have no further force and effect (i) on December 31, 1997, if no Change of Control has occurred prior to such date or (ii) on March 31, 1999 if Net Sales for the Contingent Payment Period shall not have exceeded $122,000,000.

                  The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Agreement at any time by the Company and the Trustee with the consent of the holders of a majority of the Rights at the time Outstanding.

                  No reference herein to the Agreement and no provision of the Rights or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to make the Contingent Payment on the Rights at the time and in the amounts and in the coin or currency prescribed in the Agreement; provided, however, that all such payments will be made net of any applicable withholding taxes.

                  The Rights are issuable only in registered form, and Right Certificates representing any integral number of Rights may be issued. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the Rights represented by this Right Certificate is registrable on the Security Register of the Company, upon surrender of this Right Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Right Certificates, for the same number of Rights, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of _______________________________________________ as the office for registration of transfer of this Right Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, this Right Certificate is exchangeable for one or more Right Certificates representing the same number of Rights as represented by this Right Certificate as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Rights, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to the time of due presentment of this Right Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Right Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  The obligation of the Company to the Holder of the Rights represented hereby to make the payments required in respect of the Rights represented hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  All capitalized terms used in this Right Certificate without definition shall have the meanings assigned to them in the Agreement.

                  Section 2.04.  Form of Trustee's Certificate of Au-
thentication.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Right Certificates referred to in the within-mentioned Agreement.


                                          [_______________________
                                          ______________________],


                                          ___________________________________
                                          as Trustee


                                          By
                                          ___________________________________
                                          Authorized Officer

                                  ARTICLE THREE

                                 THE SECURITIES

                  Section 3.01. Title and Terms. (a) The aggregate number of Right Certificates which may be authenticated and delivered under this Agreement is limited to the number equal to the number of Rights issued by the Company (i) to holders of record of Common Shares on the Record Date and (ii) to holders of Outstanding Options upon exercise thereof between the Record Date and the earlier of December 31, 1997 or the Redemption Date, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 3.10 or 6.06.

                  (b) The Securities shall be known and designated as the "Contingent Payment Rights" of the Company.

                  (c) Unless the Rights have been extinguished pursuant to
Section 3.11 or redeemed pursuant to Section 3.10, each Person who is the Holder of a Right at the close of business on the Contingent Payment Date will be entitled to receive in respect of each Right held, only upon presentation and surrender of the Right Certificate at the offices or agencies of the Company designated pursuant to Section 3.07, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, the amount determined by the following schedule:

Net Sales of the Company for
the Contingent Payment Period                 Contingent Payment
-----------------------------                 ------------------
         $149,000,000 or greater                     $5.00
         $141,000,000                                $3.50
         $134,000,000                                $2.25
         $127,000,000                                $1.00
         $122,000,000 or less                        $0.00

If Net Sales falls between two of the levels (each, a "Threshold Level") specified above, the amount of the Contingent Payment shall be equal to "C" in the following equation:

                                    S - L = C - PL
                                    _____   ______

                                    G - S   PG - C

Where:
S = Net Sales
L=  Highest Threshold Level of Net Sales which is less than S

G = Lowest Threshold Level of Net Sales which is greater than S
PL= Contingent Payment if Net Sales were L
PG= Contingent Payment if Net Sales were G
C = Contingent Payment

For example, if Net Sales are $147,000,000, the Contingent Payment determined by such formula would be $4.63. Under no circumstances shall any payment be made in respect of the Rights if Company Sales for the Contingent Payment Period do not exceed $122,000,000. The determination of Net Sales shall be made by the Company and set forth in an Officers' Certificate and accompanied by a certificate or opinion of an independent public accountant prepared in accordance with Section 1.03, delivered to the Trustee not later than March 15, 1999. Such determination absent manifest error shall be final and binding on the Company and the Holders.

                  (d) Contingent Payments on each Right shall be calculated to the nearest cent, with one-half cent rounded for such purpose to the next greater whole number.

                  (e) Notwithstanding any provision of this Agreement or the Right Certificates to the contrary, other than as expressly provided under this Agreement, no interest shall accrue on any amounts payable on the Rights to any Holder.

                  Section 3.02. Registrable Form. The Securities shall be issuable only in registered form.

                  Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors or any vice chairman of the Board of Directors or its president or any vice president or its treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such

Company Order shall authenticate and deliver such Securities as provided in this Agreement and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

                  Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive Securities. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Agreement as definitive Securities.

                  Section 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 7.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Right Certificates representing the same aggregate number of Rights represented by the Right Certificate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new Right Certificates represented by such Right Certificate that are not to be transferred.

                  At the option of the Holder, Right Certificates may be exchanged for other Right Certificates that represent in the aggregate the same number of Rights as the Right Certificates surrendered at such office or agency. Whenever any Right Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Right Certificates which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same right, and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section
3.04 or 6.06 not involving any transfer.

                  Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Right Certificate of like tenor and amount of Rights, bearing a number not contemporaneously outstanding.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 3.07. Payments Under Right Certificate. Payment of the Contingent Payment shall be made, net of any applicable withholding taxes, upon presentation and surrender of the Right Certificate at the offices or agencies of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. BankBoston N.A. has been appointed as paying agent in The City of New York, New York.

                  Section 3.08 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not any such payment be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Section 3.09 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

                  Section 3.10. Redemption.

                  (a) The Company may, at its option, at any time after the occurrence of a Change of Control, redeem the then Outstanding Securities, in whole or in part, at the Redemption Price.

                  (b) The election of the Company to redeem any Securities shall be evidenced by an Officers' Certificate which shall also evidence compliance with the condition set forth in paragraph (a). In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the number of Securities to be redeemed.

                  (c) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected from the outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of such Securities which has been or is to be redeemed.

                  (d) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) if less than all the outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the certificate number) of the particular Securities to be redeemed;

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed;

                  (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  Any notice which is mailed in the manner herein provided shall be conclusively presumed to be duly given, whether or not the Holder receives such notice; any failure to give such notice by mail or any defect in such notice to the Holder of a particular Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  (e) On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

                  (f) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default on the payment of the Redemption Price) such Securities shall cease to be Outstanding. Upon surrender of any such Security for redemption in accordance with said office, such Security shall be paid by the Company at the Redemption Price.

                  (g) Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company to be maintained pursuant to
Section 3.07 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a Security or Securities representing the unredeemed portion of the Security so surrendered and bearing a number not contemporaneously outstanding.

                  Section 3.11. Extinguishment. The Rights shall be extinguished without payment therefor and have no further force and effect (i) on December 31, 1997, if no Change of Control has occurred prior to such date as evidenced by an Officers' Certificate delivered to the Trustee or (ii) on March 31, 1999 if Net Sales for the Contingent Payment Period shall not have exceeded $122,000,000 as evidenced by an Officers' Certificate and accompanied by a certificate or opinion of an independent public accountant prepared in accordance with Section 1.03 delivered to the Trustees.


                                  ARTICLE FOUR

                                   THE TRUSTEE

                  Section 4.01. Certain Duties and Responsibilities. (a) With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                  (4) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                  Section 4.02. Certain Rights of Trustee. Subject to the provisions of Section 4.01:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  Section 4.03. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                  Section 4.04. May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.07 and 4.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                  Section 4.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

                  Section 4.06. Compensation and Reimbursement. The Company agrees:

                  (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  Section 4.07. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement.

                  Section 4.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 4.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 4.10.

                  (b) The Trustee or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of a majority of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d)  If at any time:

                  (1) the Trustee shall fail to comply with Section 4.07 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 4.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee or (ii) the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

                  Section 4.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  Section 4.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  Section 4.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE FIVE

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  Section 5.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) semiannually, not later than May 1 and November 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of April 15 and October 15, respectively, and (b) at such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

                  Section 5.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 5.01 upon receipt of a new list so furnished.

                  (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Agreement and the corresponding rights and privileges of the Trustee shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

                  Section 4.3. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this Agreement as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.

                  (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

                  Section 5.04. Reports by Company. The Company shall:

                  (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Exchange Act; or if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall nonetheless, during such period as the Securities remain outstanding, file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
         Section 13 of the Exchange Act in
         respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations;

                  (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (for purpose of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

                                   ARTICLE SIX

                                   AMENDMENTS

                  Section 6.01. Amendments Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

                  (b) to provide for a guarantee by any Person of some or all of the obligations of the Company under this Agreement for the benefit of the Holders of Securities;

                  (c) to evidence the succession of another Person to the Company in accordance with Article Nine hereof, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth, provided that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the rights of the Holders of a majority of the Outstanding Securities to waive such an Event of Default; or

                  (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders in any material respect; or

                  (f) to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act.

                  Promptly following any amendment of this Agreement or the Securities in accordance with this Section 6.01, the Trustee shall notify the Holders of the Securities of such amendment; provided that any failure so to notify the Holders shall not affect the validity of such amendment.

                  Section 6.02. Amendments with Consent of Holders. With the consent of the Holders of a majority of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or to the Securities or of modifying in any manner the rights of the Holders under this Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) modify the definition of Contingent Payment Period, Contingent Payment, Contingent Payment Date, Net Sales, or otherwise reduce the amounts payable in respect of the Securities;

                  (b) reduce the amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment; or

                  (c) modify any of the provisions of this Section or Section 8.10, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Section, the Company shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

                  Section 6.03. Execution of Amendments. In executing any amendment permitted by this Article, the Trustee shall be entitled to receive, and (subject to Section 4.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 6.04. Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 6.05. Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

                  Section 6.06. Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Securities authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.


                                  ARTICLE SEVEN

                                    COVENANTS

                  Section 7.01. Payment of Amounts, If Any, to Holders. The Company will duly and punctually pay the amounts, if any, on the Securities in accordance with the terms of the Securities and this Agreement.

                  Section 7.02. Maintenance of Office or Agency. As long as any of the Securities remain Outstanding, the Company will maintain in The City of New York, New York, an office or agency (i) where Securities may be surrendered for registration of transfer or exchange and (ii) where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company hereby designates the office of BankBoston N.A. as such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency. The Company also designates the Corporate Trust Office as one of such offices.

                  Section 7.03. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of any amount due on any of the Rights, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of any amount due on any of the Rights, deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that (A) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and (B) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after such amount has become due and payable, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                  Section 7.04. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary.

                  Section 7.05.  Conduct of Business.  The Company shall
use reasonable efforts during the Contingent Payment Period to operate its business in the ordinary course and substantially as operated heretofore, provided, however, that nothing in this Section shall prevent the Company from operating the business of the Company in accordance with its business judgment to enhance the growth and profitable development of the Company's business, so long as the Company is not motivated by an intention to diminish the value of the Securities.

                  Section 7.06. Affiliate Transactions. The Company shall not engage in material transactions with Affiliates (other than Subsidiaries of the Company), or material transactions with other persons which are primarily for the benefit of such Affiliates, which would reduce Net Sales during the Contingent Payment Period, except on terms that are comparable to those that would be obtained from unaffiliated parties on an arms-length basis.

                  Section 7.07. Certain Asset Sales. Prior to January 1, 1999, the Company will not sell or transfer a substantial portion of the assets of the Company, other than in the ordinary course of business or pursuant to a transaction which is subject to Section 9.01 of this Agreement, unless the Company shall have called for the redemption of all of the then Outstanding Securities pursuant to Section
3.10 of this Agreement.

                  Section 7.08. Exchange Act Registration. If the Securities are not registered under the Exchange Act prior to the issuance of the Securities, the Securities shall not be transferable by the Holders thereof until such registration is effective. The Company shall use all reasonable efforts to cause such registration to become effective prior to the issuance of the Securities or as promptly as practicable thereafter.


                                  ARTICLE EIGHT

                       REMEDIES OF THE TRUSTEE AND HOLDERS
                               ON EVENT OF DEFAULT

                  Section 8.01. Event of Default Defined; Waiver of Default. "Event of Default" with respect to Securities, means any of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of the Contingent Payment when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the performance, or breach, of any covenant of the Company in this Agreement (other than a covenant or a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official, of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                  Section 8.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that in case default shall be made in the payment of the Contingent Payment when and as the same shall have become due and payable and such default continues for the period of 30 days, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities the amount of such Contingent Payment; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as herein expressed or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor;

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.06.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  All rights of action and of asserting claims under this Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

                  Section 8.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 406;

                  SECOND: To the payment of Contingent Payments on the Securities, in the order of such Contingent Payments, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any Security over any other Security, ratably to the aggregate of such amounts due and payable; and

                  THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

                  Section 8.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in and of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Trustee by this Agreement or by law.

                  Section 8.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee or Holder shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holder shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

                  Section 8.06. Limitations on Suits by Holders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 8.07. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the Contingent Payments payable in respect of such Security on or after the respective Contingent Payment Dates, or to institute suit for the enforcement of any such payment on or after such respective Contingent Payment Dates, shall not be impaired or affected without the consent of such Holder.

                  Section 8.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 8.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.06, every power and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

                  Section 8.09. Control by Holders. The Holders of a majority of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that (subject to the provisions of Section 4.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

                  Nothing in this Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

                  Section 8.10. Waiver of Past Defaults. In the case of a default or an Event of Default specified in clause (b), (c) or (d) of Section 8.01, the Holders of a majority of all the Securities then Outstanding may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  Section 8.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  Section 8.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Agreement agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith or the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.


                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  Section 9.01. Company May Consolidate, etc. on Certain Terms. The Company covenants that it will not merge or consolidate with or into any other Person or sell or convey all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) shall be a Person organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, by supplemental agreement satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

                  Section 9.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance in which the Company shall not be the continuing corporation, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

                  In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                  In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement and the Securities and may be liquidated and dissolved.

                  Section 9.03. Opinion of Counsel to Trustee. The Trustee may receive an opinion of Counsel, prepared in accordance with Section 1.03, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

                                    * * * * *

                  This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           FUSION SYSTEMS CORPORATION



                                           By_________________________
                                              Title:


Attest:____________________
Title:

                                           [TRUSTEE]



                                           By_________________________
                                              Title:


Attest:____________________
Title:

STATE OF                      )
                              :   ss.:
COUNTY OF                     )

                  On the       day of           , 1997, before me personally
came              , to me known, who, being by me duly sworn, did depose and say
that s/he resides at              ; that s/he is           of              ,
one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.


                                                    (NOTARIAL SEAL)

                                                    ________________________

STATE OF                      )
                              :   ss.:
COUNTY OF                     )


                  On the      day of         , 1997, before me personally came
            , to me known, who, being by me duly sworn, did depose and say that
s/he resides at                          ; that s/he is
of                  , one of the corporations described in and which executed
the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.

                                                    (NOTARIAL SEAL)

                                                    ________________________